SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLP
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

First Trust Dynamic Europe Equity Income Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLP
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bulldog Investors, LLP, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663
                  (201) 881-7111 // pgoldstein@bulldoginvestors.com

To: Fellow Shareholders of First Trust Dynamic Europe Equity Income Fund (FDEU)

From: Phillip Goldstein, Managing Partner

Date: March 3, 2023

                     CAN WE TRUST OUR TRUSTEES?

Each of the so-called independent Trustees of FDEU makes over $500,000 per year from mutual funds managed by First Trust. We think that level of compensation has compromised their independence. Read on and decide for yourself.

Investors who originally purchased shares of FDEU were promised that, in 2023, the Trustees would call a shareholder meeting to vote to convert it to an open-end fund. Because the Fund's shares have been trading at a double-digit discount to their net asset value (NAV), we recently reached out to the Board of Trustees to ask if they intended to recommend a vote for the Fund's conversion to an open-end fund. They refused to commit and gave no reason.

Why would the incumbent Trustees not support an action that would instantly increase shareholder value? We think the reason is that if FDEU open-ends, some shareholders may redeem their shares at NAV. That would reduce the size of the Fund and the fees that First Trust earns from managing it. In other words, what is good for shareholders may be bad for management. And the Trustees want to keep management's fees up so as not to jeopardize their own massive fees.

Because the Trustees refused to commit to do the right thing for shareholders, we decided to solicit proxies to elect truly independent Trustees who we are confident will support an open-ending or other action to address the trading discount of the Fund's shares. Faced with the prospect of losing an election, the Trustees have resorted to unethical means in a desperate attempt to eliminate any competition. Specifically, they claim that our nominees are "ineligible" and say they will refuse to count any votes submitted for them. That is a transparent and, we believe, illegal attempt to entrench themselves in their positions as Trustees. Consequently, it is likely that a lawsuit will be filed to compel the Fund to count the votes for our nominees. We have seen this sort of abuse of power before and sued to have all votes counted. So, despite the Board's heavy-handed attempt to have a "one party" election, you can vote for our nominees and be confident that a court challenge will be filed to order the Fund to count all votes.

Despite their attempt to prevent a fair election, the Trustees have nevertheless committed to spend more than $170,000 of shareholder -- not their own -- money to solicit proxies. They obviously fear that our nominees have a good chance to win a fair election and a court will scrutinize the votes they refused to count. Do not allow them to get away with it. If you want a higher stock price for your shares of FDEU, our advice is to ignore the Trustees' self-serving phone calls and letters and vote for our nominees on the enclosed Green proxy card.

In short, the Trustees want to conduct an election the way North Korea conducts elections. Fortunately, we have courts that will not tolerate such self-serving undemocratic behavior. To sum up, this election is about whether we want Trustees that will do whatever is in shareholders' best interest even if it is not in First Trust's interest.

If you would like to discuss this matter, please call me directly at
(914) 260-8248 or email me at pgoldstein@bulldoginvestors.com.

                            **

   PLEASE RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE FOR OUR NOMINEES. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT
WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE
ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED AGAINST
THE BOARD'S NOMINEES), YOU STILL NEED TO VOTE OUR GREEN PROXY CARD
TO OVERIDE IT.

   IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

						Very truly yours,
						/s/ Phillip Goldstein
						Phillip Goldstein
						Managing Partner


 PROXY STATEMENT OF BULLDOG INVESTORS, LLP IN OPPOSITION TO THE SOLICITATION
   BY THE BOARD OF TRUSTEES OF FIRST TRUST DYNAMIC EUROPE EQUITY INCOME
          FUND FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLP ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card on or about March 3, 2023 to shareholders of First Trust Dynamic Europe Equity Income Fund (the "Fund") of record as of December 30, 2022. We are soliciting a proxy to vote your shares at the 2023 Annual Meeting of Shareholders (the "Meeting"), which is scheduled for April 3, 2023. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders.

            INTRODUCTION AND REASONS FOR THE SOLICITATION
The purpose of the Meeting is to elect two Class I Trustees for a three-year term. We are soliciting a proxy to vote your shares FOR the election of the two nominees named below.

When investors purchased shares of the Fund in the IPO in 2015, they were assured that in 2023, the Fund would call a shareholder meeting to vote to convert it to an open-end fund. With the Fund's shares trading a double-digit discount to NAV (according to CEFConnect.com), we recently reached out to the Board of Trustees to ask if they intended to recommend a vote for the Fund's conversion to an open-end fund. It refused to commit to do so. Consequently, we are soliciting proxies to elect Trustees who we believe will support an open-ending or other action to address the trading discount of the Fund's shares to their NAV.

                      POTENTIAL LITIGATION

The Board has asserted that our nominees are ineligible, and has said it will refuse to count any votes submitted for them, because of our alleged "failure to provide all information," (none of which the Board articulated, even after being asked to do so), required by the Fund's incomprehensible bylaws. We believe the Trustees' refusal to count all votes by shareholders is a defensive, self-serving, and illegal attempt to entrench themselves in office. Consequently, a lawsuit may have to be filed to compel the Fund to count the votes for our nominees.

                   HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the nominees named below. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

                    VOTING REQUIREMENTS

A quorum for the transaction of business will exist if holders of more than 33-1/3% of the shares entitled to vote are represented at the Meeting. As of December 30, 2022, there were 17,231,908 shares of the Fund outstanding. The election of a Trustee requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes for each seat will be elected. We do not expect any broker non-votes and a vote to withhold will have no effect on the election of Trustees.

                   REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on how many times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF TWO TRUSTEES

Our affiliate intends to nominate the following persons for election as independent Trustees. Each nominee has consented to be nominated and, if elected, to serve as a Trustee. Neither nominee owns any shares of the Fund and, unlike the incumbent Trustees, has no direct or indirect relationship with the Fund's investment advisor. There are no arrangements or understandings between either nominee and Bulldog Investors or its affiliates in connection with the nomination. Please refer to the Fund's proxy soliciting material for additional information concerning the election of Trustees and any other matters related to the Meeting.

    Paul Poole (born 1966) - Mr. Poole is the U.S. marketing agent for Hiltl Trousers, a clothing manufacturer.

    Jake Pampinella (born 2001) - Mr. Pampinella is a mechanical engineering student at Hofstra University.

Unless instructions to the contrary are given, your proxy will be voted in favor of the above nominees for election as Trustees.

                     THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $75,000.

                      PARTICIPANTS

As of February 24, 2023, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, beneficially owned 1,188,270 shares of the Fund which were purchased between August 24, 2022 and February 24, 2023. The "participants" (as defined by the SEC) in this solicitation, none of whom has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party, include Bulldog Investors and its principals, Phillip Goldstein and Andrew Dakos, each of the above named nominees, and each client advised by Bulldog Investors including Special Opportunities Fund, Inc., regardless of such "participant's" role in this solicitation.

March 3, 2023


                           PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLP IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES OF FIRST TRUST DYNAMIC EUROPE EQUITY INCOME FUND (THE "FUND") FOR THE FUND'S 2023 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(NSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF TWO TRUSTEES

[  ] FOR PAUL POOLE			[  ] WITHHOLD AUTHORITY

[  ] FOR JAKE PAMPINELLA		[  ] WITHHOLD AUTHORITY

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the above nominees as Trustees. The undersigned hereby acknowledges receipt of the proxy statement dated March 3, 2023 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) _____________________________  Dated: ______________